UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2017

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On April 12, 2017, Hanesbrands Inc. (the “Company”) issued a press release (i) providing preliminary financial results for the first quarter ended April 1, 2017 and (ii) reaffirming its full-year earnings, sales and financial guidance for 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Exhibit 99.1 contains disclosures about adjusted EPS, which is not a generally accepted accounting principle (“GAAP”) measure. Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. The Company has chosen to present adjusted EPS to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisition-related expenses and other actions. The Company believes adjusted EPS provides management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business the period presented without giving effect to costs associated with the execution and integration of any of actions taken. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 10, 2017, Richard D. Moss, the Company’s Chief Financial Officer, notified the Company of his intention to retire. Mr. Moss will continue to serve as Chief Financial Officer until the earlier of December 31, 2017 or such time as a successor has been named and a successful transition has occurred.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press Release dated April 12, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 12, 2017	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibits

99.1	Press Release dated April 12, 2017